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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                         JONES EDUCATION SYSTEMS, INC.

                              ARTICLE I. - Offices
                              --------------------

          1.1    Principal Office: The principal office of the corporation shall
                 ----------------
be at 9697 E. Mineral Avenue, Englewood, Colorado 80112, but the board of directors, in its discretion, may keep and maintain offices wherever the busiress of the corporation may require.

          1.2    Registered Office and Agent: The corporation shall have and
                 ---------------------------
continuously maintain in the State of Colorado a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the articles of incorporation. The corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of the State of Colorado.

                    ARTICLE II. - Meetings of Shareholders
                    --------------------------------------

          2.1    Time and Place: Any meeting of shareholders may be held at such
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time and place, within or outside of the State of Colorado, as may be fixed by the board of directors or shall be specified in the notice of the meeting or waiver of notice of the meeting.
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          2.2    Annual Meeting: The annual meeting of shareholders shall be
                 --------------
held at the principal office of the corporation on the second Friday in July of each year, or at such other places or date as the board of directors may determine.

          2.3    Special Meetings: Special meetings of shareholders, for any
                 ----------------
purpose or purposes, may be called by the board of directors, the chief executive officer, the president, or the holders of not less than one tenth of all of the shares entitled to vote at the meeting.

          2.4    Record Date: For the purpose of determining shareholders
                 -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The record date may not be fixed more than fifty and, in the case of a meeting of shareholders, not less than ten days before the date of the proposed action, except when it is proposed that the authorized shares be increased, in which case the record date shall be set not less than thirty days before the date of such action.

          2.5    Voting List: At least ten days before each meeting of
                 -----------
shareholders, the secretary of the corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the

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address of, and number of shares held by, each shareholder. This list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the corporation and during the whole time of the meeting.

          2.6    Notices: Written notice stating the place, day and hour of the
                 -------
meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, unless it is proposed that the authorized shares be increased, in which case at least thirty days' notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the chief executive officer, the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at his address as it appears on the stock transfer books of the corporation.

          2.7    Ouorum: A majority of the outstanding shares of the corporation
                 ------
entitled to vote, represented in person or by

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proxy at any meeting of shareholders, shall constitute a quorum for the transaction of any business at such meeting; provided, however, that when a specified item of business is required to be voted on by a class or classes of shareholders, a majority of the outstanding shares of each such class shall constitute a quorum for the transaction of such specified item of business. If a quorum shall not be present or represented, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          2.8    Voting: Except as otherwise required by law, the shareholders
                 ------
shall be deemed to have adopted any resolution or taken any other action if the matter is put to a vote at any annual or special meeting of shareholders at which a quorum is or has been present, and the votes cast in favor of such resolution or other action constitute a majority of the total number of votes that may be cast by the shareholders who are entitled to vote thereon and who are present at such meeting in person or by proxy at the time the vote is taken. Each

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outstanding share of the corporation shall have such voting rights and such number of votes as are set forth in the articles of incorporation of the corporation. A shareholder may vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

          2.9    Waiver: Whenever any provision of law or of these bylaws
                 ------
requires that notice of a meeting be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          2.10   Action by Shareholders Without a Meeting: Any action required
                 ----------------------------------------
to be taken or which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such

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action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless otherwise stated in the terms of such consent.


                            ARTICLE III. - Directors
                            ------------------------


          3.1    Authority of Board of Directors: The business and affairs of
                 -------------------------------
the corporation shall be managed by a board of directors, which shall exercise all the powers of the corporation, except as otherwise provided by law or the articles of incorporation of the corporation.

          3.2    Number: The number of directors of this corporation shall be no
                 ------
fewer than three; provided, however, that if all outstanding shares are held of record by fewer than three shareholders, there need only be as many directors as there are shareholders of record. Subject to such limitation, the number of directors shall be fixed from time to time by resolution adopted by the majority of the entire board of directors, and may be increased or decreased by resolution adopted by the majority of the entire board of directors, but no decrease shall have the effect of shortening the term of any incumbent director.

          3.3    Qualifications: Directors shall be natural persons eighteen
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years of age or older, but need not be residents of the State of Colorado or shareholders of the corporation.

          3.4    Election: The board of directors shall be
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elected at the annual meeting of shareholders or at a special meeting called for that purpose.

          3.5    Term: Subject to the provisions of these bylaws regarding the
                 ----
removal and resignation of directors, each director shall be elected to hold office until the annual meeting of shareholders next succeeding his election and until his successor shall be elected and qualified.

          3.6    Removal and Resignation: Any director may be removed, with or
                 -----------------------
without cause, at a special meeting of shareholders expressly called for that purpose, upon the votes of the holders of a majority of the shares that are of the class of stock whose holders elected the director sought to be removed and that would be entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the chief executive officer, the president, or the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

          3.7    Vacancies: Subject to the provisions of the articles of
                 ----------
incorporation regarding increasing the size of the board of directors, any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the size of the board of directors may be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until

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the next annual meeting of shareholders and until his successor shall be elected and qualified, unless he earlier resigns or is removed from office.

          3.8    Meetings and Voting: A regular meeting of the board of
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directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the board of directors need be given. The board of directors, or any committee of the board of directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the board of directors, or of any committee designated by the board of directors, may be called by the chief executive officer, the president or any two members of the board of directors or of such committee. Except as otherwise specifically provided by law, the articles of incorporation or these bylaws, the act of a majority of the directors present at any meeting of the board of directors, or any meeting of any committee designated by the board of directors at which a quorum is present shall be the act of the board of directors or of such committee, as applicable.

          3.9    Notices: Notice of a special meeting stating the date, hour and
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place of such meeting shall be given to each member of the board of directors, or committee of the board of directors, by the chief executive officer, the president, the secretary or the members of the board or of such committee calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to

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the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be sufficient and shall be deemed to have been given at the time it was mailed. Notice may also be given at least two days before the meeting in person, or by telephone, prepaid telegram, telex, cablegram or radiogram, and such notice shall be sufficient and shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, telex, cablegram or radiogram is either personally delivered to the director or delivered to the last address of the director furnished to the corporation by him for this purpose.

          3.10   Ouorum: A majority of the number of directors fixed in
                 ------
accordance with these bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors.

          3.11   Waiver: A written waiver of notice signed by a director
                 ------
entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          3.12   Attendance by Telephone: Members of the board of directors
                 -----------------------
or any committee of the board of directors may participate in a meeting of the board of directors or committee

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by means of a conference telephone, a speakerphone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

          3.13   Action by Directors Without a Meeting: Any action required to
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be taken or which may be taken at a meeting of the board of directors, executive committee, or other committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the executive or other committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless otherwise stated in the terms of such consent.


                            ARTICLE IV. - Committees
                            ------------------------


          4.1    Executive and Other Committees Authorized: The board of
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directors, by resolution adopted by a majority of the entire board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all of the authority of the board of directors. The board of directors may provide by resolution such powers, limitations, and procedures for such committees as the board deems

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advisable; but no such executive or other committee shall have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending these bylaws.


                             ARTICLE V. - Officers
                             ---------------------


          5.1    Number and Election: The officers of the corporation shall be a
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chief executive officer, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors, to serve at the pleasure of the board of directors until his successor shall be elected and qualified, unless he shall earlier resign or be removed from office. The board of directors, the chief executive officer or the president may appoint one or more assistant secretaries or assistant treasurers and such other subordinate officers as they or he shall deem necessary, which other subordinate officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the chief executive officer or by the president. Any two or more offices may be held by the same person, except the offices of president and

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secretary. The officers of the corporation shall be natural persons of the age of eighteen years or older.

          5.2    Chief Executive Officer: The chief executive officer shall be,
                 -----------------------
by virtue of holding such office, the chairman of the board of directors and shall preside at all meetings of shareholders and of the board of directors; provided, however, that the chief executive officer may serve as the chairman of the board of directors only for so long as he is a director. The chief executive officer shall have overall supervisory authority over all other officers of the corporation and over the affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried out. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate.

          5.3    President: Subject to the direction and control of the board of
                 ---------
directors and the chief executive officer, the president shall have general and active management of the regular business of the corporation and shall see that all orders and resolutions of the board of directors are carried out. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors or the chief executive officer may prescribe from time to time. In case of the death, disability, or absence of the chief executive officer, the president shall

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perform the duties and exercise the powers of the chief executive officer.

          5.4    Vice President: The vice president, or, if there shall be more
                 --------------
than one, the vice presidents in the order determined by the board of directors, shall be the officer or officers next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the board of directors, chief executive officer, or president. In case of the death, disability, or absence of the president, vice president or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

          5.5    Secretary: The secretary shall give, or cause to be given,
                 ---------
notice of all meetings of shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of secretary and as the board of directors, the chief executive officer or the president may prescribe from time to time.

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          5.6    Assistant Secretary: The assistant secretary, or, if there
                 -------------------
shall be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the president, shall, in case of the death, disability, or absence of the secretary or in case such duties are specifically delegated to him by the board of directors, chief executive officer, president or secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as the board of directors, the chief executive officer or the president may prescribe from time to time.

          5.7    Treasurer: The treasurer shall have control of the funds and
                 ---------
the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on it behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. He shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer and as

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the board of directors, chief executive officer, or the president may prescribe from time to time.

          5.8    Assistant Treasurer: The assistant treasurer, or, if there
                 -------------------
shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the president, shall, in case of the death, disability, or absence of the treasurer or in case such duties are specifically delegated to him by the board of directors, chief executive officer, president or treasurer, perform the duties and exercise the powers of the treasurer, and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the board of directors, the chief executive officer, or the president may prescribe from time to time.

          5.9    Removal and Resignation: Any officer elected or appointed by
                 -----------------------
the board of directors may be removed at any time by resolution of the board of directors or of the shareholders. Any officer appointed by the chief executive officer or the president may be removed at any time by the board of directors, the chief executive officer or the president. Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president, or the secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any office, the election or appointment to which is made by the board of directors, shall be filled by resolution of the board

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of directors. Any vacancy occurring in any other office of the corporation may be filled by a person appointed by the chief executive officer or the president for the unexpired portion of the term.

          5.10 Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.


                              ARTICLE VI. - Stock
                              -------------------


          6.1    Certificates: Certificates representing shares of the capital
                 ------------
stock of the corporation shall be in such form as may be approved by the board of directors and shall be signed by the president or any vice president and by the secretary or an assistant secretary. Certificates shall be consecutively numbered, and for each certificate, the name of the owner of the shares represented by such certificate, the number of shares represented by such certificate, and the day of issue of such certificate shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face: (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number and class of shares which the certificate represents, and (d) the par value, if any, of each share represented by the certificate; and each such

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certificate shall indicate, upon its face or reverse, any restriction placed upon the transfer of the shares represented by the certificate.

          6.2    Facsimile Signatures: Where a certificate is signed either by a
                 --------------------
transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before the certificate is issued by the corporation, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          6.3    Transfers of Stock: Transfers of shares shall be made on the
                 ------------------
books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner or owners, or accompanied by a proper transfer or assignment separate from the certificate, except as may be expressly provided otherwise by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. The corporation shall be entitled to treat the person in whose name any shares of stock

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are registered on its books as the owner of those shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest.


                          ARTICLE VII. - Miscellaneous
                          ----------------------------


          7.1    Corporate Seal: The board of directors may adopt a seal which
                 --------------
shall be circular in form and shall bear the name of the corporation and the words "SEAL" and "COLORADO", which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, rubber stamped with indelible ink, or manually reproduced.

          7.2    Fiscal Year: The board of directors may, by resolution, adopt a
                 -----------
fiscal year for the corporation.

          7.3    Amendment of Bylaws: These bylaws may at any time and from
                 -------------------
time to time be amended, supplemented or repealed by resolution of the board of directors or the shareholders.

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